Exhibit 10.43
SETTLEMENT AND RELEASE AGREEMENT
     This SETTLEMENT AND RELEASE AGREEMENT (the “Settlement Agreement”) is made and entered into as of May 30, 2007, by and among: (i) TOUSA, Inc., f/k/a Technical Olympic USA, Inc. (“TOUSA”); (ii) TOUSA LLC; (iii) TOUSA Homes, L.P. (“TOUSA Homes”); (iv) TOI, LLC (“TOI” and collectively with TOUSA, TOUSA LLC, and TOUSA Homes, the “TOUSA Entities”); (v) TE/TOUSA, LLC (“TE/TOUSA”); (vi) TE/TOUSA Mezzanine Two, LLC (“TE/TOUSA Mezz Two”); (vii) TE/TOUSA Mezzanine, LLC (“TE/TOUSA Mezz”); (viii) TE/TOUSA Senior, LLC (“TE/TOUSA Senior”); (ix) EH/Transeastern, LLC (“EHT”, and collectively with TE/TOUSA, TE/TOUSA Mezz Two, TE/TOUSA Mezz, and TE/TOUSA Senior, the “Transeastern JV Entities”); (x) Falcone/TEP Holdings, LLC, f/k/a Falcone/Ritchie LLC (“Falcone/Ritchie”); (xi) TEP Holdings, Inc., f/k/a Transeastern Properties, Inc. (“Transeastern Properties”); (xii) Arthur J. Falcone; (xiii) Edward W. Falcone; and (xiv) those certain entities identified and listed on Schedule 1, attached hereto and incorporated herein (collectively with Arthur J. Falcone, Edward W. Falcone, Falcone/Ritchie, and Transeastern Properties, the “Falcone Entities”), some of which are signatories to those certain option, construction, joint development, cooperation, and other agreements executed in connection with the development of certain tracts of land, including those agreements identified and listed on Schedule 2 and Schedule 3, attached hereto and incorporated herein (collectively, the “Land Bank Agreements”). The TOUSA Entities, the Transeastern JV Entities, and the Falcone Entities, and any subsequent Person that becomes a party hereto in accordance with the terms hereof are each referred to herein as a “Party,” and collectively, the “Parties”.
W I T N E S S E T H:
     WHEREAS, EHT, Transeastern Properties, Arthur J. Falcone, Edward W. Falcone, Falcone/Ritchie and certain affiliates of the Falcone Entities included on Schedule 1 entered into that certain Asset Purchase Agreement, dated as of June 6, 2005 (the “Asset Purchase Agreement”), providing for, among other things, the purchase of the homebuilding business and assets of Transeastern Properties and the assignment of certain rights and the assumption of obligations under the Land Bank Agreements to EHT, including, among other things, the right to exercise certain options to purchase tracts of land subject to those Land Bank Agreements and build improvements thereon and the obligation to perform certain development and other activities in connection with such tracts of land;
     WHEREAS, TOUSA Homes and Falcone/Ritchie entered into that certain Amended and Restated Limited Liability Company Agreement dated as of July 28, 2005 (the “TE/TOUSA Operating Agreement”), pursuant to which, among other things, TOUSA Homes and Falcone/Ritchie were issued membership interests in TE/TOUSA (the “Membership Interests”);
     WHEREAS, TE/TOUSA Senior and EHT entered into that certain $450,000,000 Credit Agreement (the “Senior Debt”), dated as of August 1, 2005, by and among EHT and TE/TOUSA Senior, as Borrowers, Deutsche Bank Trust Company Americas (“Deutsche Bank”),

1

as Administrative Agent, and the lenders from time to time a party thereto (the “Senior Lenders”), which Senior Debt is secured by first liens on substantially all the assets of EHT and a pledge of the membership interests in EHT held by TE/TOUSA Senior;
     WHEREAS, pursuant to that certain Amendment No. 2 and Administrative Appointment, dated as of March 13, 2007, among EHT and TE/TOUSA Senior, Deutsche Bank, and THE CIT GROUP/BUSINESS CREDIT, INC. (“CIT”), CIT has replaced Deutsche Bank as Administrative Agent with respect to the Senior Debt;
     WHEREAS, TE/TOUSA Mezz entered into that certain $137,500,000 Senior Mezzanine Credit Agreement (the “Senior Mezz Debt”), dated as of August 1, 2005, by and among TE/TOUSA Mezz, as Borrower, Deutsche Bank, as Administrative Agent, and the lenders from time to time a party thereto (the “Senior Mezz Lenders”), which Senior Mezz Debt is secured by a pledge of the membership interests of TE/TOUSA Senior held by TE/TOUSA Mezz;
     WHEREAS, TE/TOUSA Mezz Two entered into that certain $87,500,000 Junior Mezzanine Credit Agreement (the “Junior Mezz Debt”), dated as of August 1, 2005, by and among TE/TOUSA Mezz Two, as Borrower, Deutsche Bank, as Administrative Agent, and the lenders from time to time a party thereto (the “Junior Mezz Lenders”), which Junior Mezz Debt is secured by a pledge of the membership interests of TE/TOUSA Mezz and TE/TOUSA Mezz Two held, respectively, by TE/TOUSA Mezz Two and TE/TOUSA;
     WHEREAS, TOUSA Homes, TOUSA and Falcone/Ritchie entered into those certain carve-out guarantees (each, a “Carve-Out Guaranty” and collectively, the “Carve-Out Guarantees”), each dated as of August 1, 2005, in connection with the issuances of the Senior Debt, the Senior Mezz Debt and the Junior Mezz Debt;
     WHEREAS, TOUSA Homes and TOUSA entered into those certain completion guarantees (each, a “Completion Guaranty” and collectively, the “Completion Guarantees”), each dated as of August 1, 2005, in connection with the issuances of the Senior Debt, the Senior Mezz Debt, and the Junior Mezz Debt;
     WHEREAS, certain disputes have arisen among the Transeastern JV Entities, the TOUSA Entities, the Senior Lenders, the Senior Mezz Lenders and the Junior Mezz Lenders relating to certain alleged defaults under the various loan documents executed and delivered in connection with the Senior Debt, the Senior Mezz Debt and the Junior Mezz Debt;
     WHEREAS, certain disputes have arisen among the Parties as to, among other things, the Land Bank Agreements and the operations and liabilities of the Transeastern JV Entities;
     WHEREAS, in full and final settlement of all their disputes and claims of any source or nature, the TOUSA Entities, the Transeastern JV Entities and the Falcone Entities have agreed to a global settlement, as set forth in this Settlement Agreement, which will be effected in the manner and subject to the conditions set forth herein; and

2

WHEREAS, each of the Parties has reviewed, or has had the opportunity to review, this Settlement Agreement with the assistance of their respective legal and financial advisors of their own choosing.
     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     Section 1. Cancellation of Membership Interests in TE/TOUSA and Tax Matters.
          (a) Each of TOUSA Homes and Falcone/Ritchie hereby agree that effective as of the day before the Effective Date (as defined herein), Section 5.2 of the TE/TOUSA Operating Agreement shall be amended in all respects to permit a “Member” (the “Withdrawing Member”), as defined in the TE/TOUSA Operating Agreement, to resign and withdraw from TE/TOUSA at any time. Upon such resignation and withdrawal, the Withdrawing Member’s Membership Interests shall be deemed cancelled and such Withdrawing Member shall have no further obligation to, and shall receive no further benefit from, TE/TOUSA, including but not limited to the Withdrawing Member’s capital contribution or any profits of TE/TOUSA. Upon and following any such resignation and cancellation, the Withdrawing Member (together with all of its members, officers, directors, employees, representatives, agents, advisors, and affiliates) shall be discharged of and from (and shall no longer be bound by) any obligation, restriction or agreement (including, without limitation, the TE/TOUSA Operating Agreement) or any covenant, terms or conditions thereof, whether express or implied, past, present or future in any way relating to or arising out of such Withdrawing Member’s direct or indirect interest as a member of the “Company” (as defined in the TE/TOUSA Operating Agreement) whether owed to the Company or to the other Member(s) of TE/TOUSA.
          (b) Upon the occurrence of the Effective Date and immediately following amendment of the TE/TOUSA Operating Agreement as set forth in Section 1(a) above, and effective as of the close of business on the day immediately preceding the Effective Date, Falcone/Ritchie shall resign and withdraw as a “Member” of TE/TOUSA, as defined in the TE/TOUSA Operating Agreement, and shall notify TE/TOUSA of such withdrawal in writing. In no event shall TOUSA Homes resign or withdraw as a “Member” of TE/TOUSA prior to the effectiveness of Falcone/Ritchie’s resignation and withdrawal from TE/TOUSA. As a Withdrawing Member, Falcone/Ritchie’s Membership Interest in TE/TOUSA shall be immediately deemed cancelled, Falcone/Ritchie shall have no ownership interest whatsoever in TE/TOUSA and Falcone/Ritchie (together with all of its members, officers, directors, employees, representatives, agents, advisors, and affiliates) shall be discharged of and from any further obligation, restriction or agreement contained in the TE/TOUSA Operating Agreement, whether owed to the Company (as defined in the TE/TOUSA Operating Agreement) or to the other Member(s) of TE/TOUSA, and such Withdrawing Member (together with all of its members, officers, directors, employees, representatives, agents, advisors, and affiliates) shall no longer be bound by any of the terms, covenants or conditions thereof. Effective as of the close of business on the day immediately preceding the Effective Date, Arthur J. Falcone, Edward W. Falcone and any Falcone Entity shall be deemed to have resigned from any and all positions as officer, director or other official postion of any of the Transeastern JV Entities. Effective as of the Effective Date, the Transeastern JV Entities

3

and the TOUSA Entities (together with all of their members, officers, directors, employees, representatives, agents, advisors and affiliates) shall be discharged of and from any further obligations in connection with the TE/TOUSA Operating Agreement and the Withdrawing Member and the Falcone Entities (together with all of their members, officers, directors, employees, representatives, agents, advisors, and affiliates) shall be discharged of and from any further obligations in connection with the TE/TOUSA Operating Agreement. The foregoing provision notwithstanding, and subject to Section 31 of this Settlement Agreement, in the event and to the extent that any third-party creditors of the Transeastern JV Entities shall commence or assert any claim, complaint, action or proceeding (a “Falcone Indemnity Proceeding”) against Falcone/Ritchie or any of its members or any officers, directors, employees, representatives, agents, advisors, and affiliates of any of the foregoing (collectively, an “Indemnified Falcone/Ritchie Party”) as a result of any action or inaction relating to or resulting from the operation of the Transeastern JV Entities, asserted to have been performed by any of the TOUSA Entities or the Transeastern JV Entities arising or occuring before or after the Effective Date, and which action or inaction constitutes actual fraud, actual bad faith, criminal or other intentional or willful misconduct, then to the fullest extent allowed by law, all of the TOUSA Entities shall be obligated to and shall indemnify and hold harmless each Indemnified Falcone/Ritchie Party from and against any liability, loss, judgments, cost, expense or obligation, including reasonable attorneys’ fees incurred by any such Indemnified Falcone/Ritchie Party in defending or contesting any such action, which any such Indemnified Falcone/Ritchie Party shall be obligated for or incur as a result of any such Falcone Indemnity Proceeding.
          (c) Neither TE/TOUSA nor any direct or indirect subsidiary of TE/TOUSA shall, (i) elect to be taxed as a corporation pursuant to Treasury Regulation Section 301.7701-3(c) effective on or prior to the Effective Date, (ii) convert (by merger or otherwise) into a corporation effective on or prior to the Effective Date, or (iii) transfer any of its assets in a transaction that qualifies under section 351 of the Internal Revenue of Code of 1986, as amended, on or prior to the Effective Date.
          (d) The Parties hereby agree to cause TE/TOUSA to close its books for federal, state and local income tax purposes as of the close of business on the day immediately preceding the Effective Date (in accordance with Section 706 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder and any comparable provisions of state and local law), such that no items of income, gain, loss or deduction of TE/TOUSA arising on or after the Effective Date shall be allocated to Falcone/Ritchie.
          (e) Prior to the Effective Date, subject to CIT’s consent, if and to the extent requested by the TOUSA Entities, the Falcone Entities agree that TE/TOUSA and/or EHT may enter into an agreement (the “EHT Purchase Agreement”) to sell certain assets to the TOUSA Entities or their assigns (the “EHT Sale”); provided however, (i) the Falcone Entities will not have any obligations arising out of the EHT Purchase Agreement, (ii) TOUSA shall assume the obligations of EHT to the Falcone Entities under this Settlement Agreement and indemnify the Falcone Entities on account of any claims asserted by governmental bodies or agencies and other third parties, which such claims are directly associated with the assets assigned to or purchased by EHT, (iii) such transaction will comply with Section 1(c) of this Settlement Agreement,

4

and (iv) the value of the assets transferred will not exceed $10,000,000.00 and the transaction shall be on terms no less favorable than could be obtained in an arm’s length transaction.
          (f) The Falcone entities hereby confirm that they have no objection to, and hereby ratify, the transfer by the TOUSA Entities of a portion of their existing interest in TE/TOUSA to another entity that is within the control of the TOUSA Entities and that any such transfer may and shall occur before the Falcone Entities withdraw from TE/TOUSA. After such transfer, such transferee shall be the holder of no more than a 1% voting interest in TE/TOUSA.
          (g) Each of Falcone/Ritchie, the TOUSA Entities, and TE/TOUSA shall, and shall cause their respective representatives to, cooperate in good faith in respect of all tax matters concerning TE/TOUSA and the transactions contemplated by this Agreement. In addition, at least 15 days prior to filing any federal or state partnership income tax return (including any amended return and any separate income tax elections or statements) for a taxable year during which Falcone/Ritchie was treated as a partner of TE/TOUSA for tax purposes, TE/TOUSA shall provide Falcone/Ritchie with copies of such tax returns for Falcone/Ritchie’s review and approval, such approval not to be unreasonably delayed or withheld.
     Section 2. Takedown of Certain Land Bank Projects.
          (a) On the Effective Date, EHT shall acquire title to the properties (the “Acquired Land Bank Properties”) subject to the Land Bank Agreements listed on Schedule 2 (the “Acquired Land Bank Agreements”), execute all documents necessary to close on the purchase of such Acquired Land Bank Properties, and pay the amounts set forth in Schedule 2 for the purchase of such properties (the “Takedown Payments” and each, a “Takedown Payment”), together with all closing costs and other expenses to be paid or assumed by EHT, solely as specified in the Acquired Land Bank Agreements, including, without limitation, State of Florida Documentary Stamps, title insurance, pro-rations of property taxes and recording fees and also including Option Payments (as defined in the respective Acquired Land Bank Agreements) payable under the respective Acquired Land Bank Agreements for the period of time ending on the closing of such purchase, as shown on invoices to be delivered by the Falcone Enitities no later than June 25, 2007. Contemporaneous with the closing of such purchases(s), the appropriate Falcone Entities and EHT shall execute all assignments and other documents (the “Permit Transfer Documents”) necessary and/or appropriate to cause all necessary governmental approvals, permits, pending applications and any other licenses, agreements or documents currently held or submitted (in the case of pending applications) by the respective Falcone Entity in connection with the development of the Acquired Land Bank Properties to be assigned to and assumed by EHT (the “Closing Assignments”). Following the Closing Date, the respective Falcone Entity shall also execute such other and further documents as may be necessary in order to effectuate such assignment, provided that such actions shall be at no cost or expense to the respective Falcone Entity and shall not cause such Falcone Entity to assume or incur any liability or obligation in connection therewith, other than costs and expenses and obligations and liabilities to its own advisors including legal counsel. Unless the TOUSA Entities provide notice to the contary by no later than June 15, 2007, EHT shall be the assignee and transferee of all agreements, approvals, permits, licenses, applications, and other documents contemplated by this Section 2(a).

5

          (b) Upon the closing of the sale of the properties which are the subject of the Acquired Land Bank Agreements and the execution and delivery of the Permit Transfer Documents for such closings to EHT pursuant to Section 2(a) hereof, the Transeastern JV Entities, the TOUSA Entities and the Falcone Entities will have no further liability to each other whatsoever on account of the respective Acquired Land Bank Agreements or Acquired Land Bank Properties which are the subject thereof; provided, however, TOUSA shall assume EHT’s indemnification obligations to the Falcone Entities and indemnify the Falcone Entities on account of any third-party claims directly relating to obligations which by the terms of such Acquired Land Bank Agreements are intended to survive the closing of the purchase by EHT of all such Acquired Land Bank Properties, which surviving obligations include the obligation to fully perform under any and all permits, governmental approvals and governmental or third party agreements, relating to the ownership, development, operation or sale of the Acquired Land Bank Properties, including, without limitation, the individual cable services agreements for such respective projects with Century Communications of Florida, Inc. (“Century”) (collectively, the “Surviving Obligations”). Nothing contained in this Section 2(b) shall affect Century’s obligation to indemnify EHT set forth in Section 4(a) hereof.
     Section 3. Termination of the Williams Island Project
          (a) Upon execution of this Settlement Agreement, EHT shall deliver to WI 825 Partners LLC (the “Williams Island Owner”) all plans and specifications, including, but not limited to, building plans and specifications, in connection with that certain Williams Island Option and Development Agreement between Transeastern Properties and Williams Island Owner, dated as of October 14, 2004, as assigned to and assumed by EHT (the “Williams Island LBA”). On the Effective Date, EHT shall deliver to the Williams Island Owner proof of payment by EHT of all monies due to those certain architects and engineers that developed and prepared such plans and specifications.
          (b) On the Effective Date, the Williams Island LBA shall be terminated, and the parties thereto shall be discharged of any liability to each other arising from the transactions which are the subject of the Williams Island LBA. On the Effective Date, EHT shall execute Permit Transfer Documents necessary and/or appropriate to cause all necessary governmental approvals, permits, pending applications and any other licenses, agreements or documents currently held or submitted (in the case of pending applications) by EHT in connection with the development of the Williams Island Property to be assigned to and assumed by the Williams Island Owner.
          (c) This Settlement Agreement shall constitute an irrevocable instruction to the Escrow Agent (as defined in the Williams Island LBA) to release from escrow on the Effective Date and to record the Notice of Termination of Option and Quitclaim Deed held by such Escrow Agent for the real property which is the subject of the Williams Island LBA (the “Williams Island Property”) in the public records of Miami Dade County, Florida together with an instrument to be delivered by CIT to the Escrow Agent terminating that certain Collateral Assignment of Contracts, Contract Rights, and Related Property (Williams Island), dated as of the 1st day of August 2005, between EHT as Assignor and Deutsche Bank as Administrative Agent for the Lenders as Assignnee, as subsequently assigned to CIT as successor Administrative Agent.

6

          (d) On the Effective Date, EHT shall pay, by wire transfer of immediately available funds, all monthly option payments due under the Williams Island LBA for the period ending on the Effective Date, in accordance with the Williams Island LBA and pursuant to the invoices to be delivered to EHT by the Williams Island Owner prior to the Effective Date.
          (e) On the Effective Date, EHT shall pay to Williams Island Owner a sum equal to 1/2 of 2006 property taxes in payment of the amount estimated to be due for real property taxes due for the period January 1, 2007 through and including June 30, 2007 with respect to the Williams Island Property.
          (f) Following the Effective Date, upon the issuance of invoices for each month through and including November 30, 2007 that will be provided to the TOUSA Entities by the Williams Island Owner, the TOUSA Entities shall pay to the Williams Island Owner, (i) any monthly interest due (at the contractual, non-default rate on the principal amount of the loan outstanding as of the date hereof) from the Williams Island Owner to Ocean Bank, for the period commencing on the Effective Date and ending on November 30, 2007, and (ii) an amount for each month equal to one-twelfth of the 2006 property taxes for the accrual of 2007 property taxes through November 30, 2007 (the “Williams Island Monthly Payments”). The Falcone Entities shall provide the TOUSA Entities with notice of any failure to make a Williams Island Monthly Payment when due (a “Williams Island Monthly Payment Default”). In the event a Williams Island Monthly Payment Default is not cured within five business days of receipt of the aforementioned notice from the Falcone Entities, the Falcone Entities shall no longer be bound by Section 3(k) hereof and the Falcone Entities shall be entitled to receive damages equal to the Williams Island Monthly Payments due through November 30, 2007.
          (g) At any time during the period commencing on the Effective Date through and including November 30, 2007, the Williams Island Owner may elect to build and develop the Williams Island Property for its own benefit by providing the TOUSA Entities with written notice of such election. The TOUSA Entities’ obligation to pay the Williams Island Monthly Payments shall cease as of the date of delivery of such written notice.
          (h) At any time during the period commencing on the Effective Date through and including November 30, 2007, the TOUSA Entities may elect to offer to purchase the Williams Island Property for the purchase price of $50,737,500.00 by delivering a written offer to the Williams Island Owner accompanied by a $5,000,000.00 non-refundable deposit check (the “Deposit Check”). The Williams Island Owner shall have ten business days from receipt of such written offer to accept such offer and deliver a written acceptance thereof to the TOUSA Entities. The closing on the purchase of the Williams Island Property shall occur within thirty (30) business days from Williams Island Owner’s delivery of its written acceptance to the TOUSA Entities (the “Closing Deadline”); provided, however, that in the event such closing does not occur on or before the Closing Deadline on account of the actions or inaction of the TOUSA Entities, the Williams Island Owner shall be entitled to retain the Deposit Check; provided further that in the event such closing does not occur on or before the Closing Deadline on account of the actions or inaction of parties other than the TOUSA Entities, the Williams Island Owner will immediately return the Deposit Check. If, however, the Williams Island Owner delivers a written notice of rejection of the TOUSA Entities’ purchase offer (a “Rejection Notice”), the Williams Island Owner shall be deemed to have elected to build and develop the

7

Williams Island Property (as contemplated by Section 3(g) above), the TOUSA Entities’ obligation to pay the Williams Island Monthly Payments shall cease as of the date of delivery of the Rejection Notice, and the Williams Island Owner shall return the Deposit Check contemporaneous with delivery of the Rejection Notice.
          (i) Unless the TOUSA Entities elect to offer to purchase the William Island Property pursuant to Section 3(h) above and the William Island Owner has not rejected such offer, at any time during the period commencing on the Effective Date through and including November 30, 2007, the Williams Island Owner may elect to sell the Williams Island Property to a third party; provided, however, that (i) the Williams Island Owner must deliver written notice of such election to the TOUSA Entities, which notice shall contain the terms of such third-party offer, and (ii) the TOUSA Entities shall have ten business days from the date of delivery of such written notice to match the offer made by such third party. In the event that the TOUSA Entities match the third party’s offer and offer to purchase the Williams Island Property by providing written notice of such election to the Williams Island Owner, the closing on such purchase shall occur in accordance with the terms and conditions of the third-party offer received by the Williams Island Owner.
          (j) For the avoidance of doubt, the TOUSA Entities shall remain obligated to pay the Williams Island Monthly Payments until the earlier of (x) November 30, 2007, (y) the date of delivery of a Rejection Notice, and (z) the date of a closing of a purchase of the Williams Island Property under Section 3(h) or Section 3(i) above.
          (k) Except with respect to the obligations expressly contained in this Settlement Agreement, upon the Effective Date, EHT and each of its directors, officers, managers, members, agents, employees, successors and assigns, shall be deemed to release any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, indemnification claims, and issues of any kind or nature whatsoever, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, arising from any source whatsoever against the Williams Island Owner and each of the Williams Island Owner’s respective directors, officers, managers, members, agents, employees, partners, attorneys, legal representatives, financial advisors, successors, and assigns, solely in connection with the Williams Island Property and related documents.
          (l) Except with respect to the obligations expressly contained in this Settlement Agreement, upon the Effective Date, the Williams Island Owner, and each of the Williams Island Owner’s respective directors, officers, managers, members, agents, employees, partners, successors, and assigns shall be deemed to release any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, indemnification claims, and issues of any kind or nature whatsoever, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, arising from any source whatsoever against EHT and each of its directors, officers, managers, members, agents, employees, partners, attorneys, legal representatives, financial advisors, successors, and assigns, solely in connection with the Williams Island Property and related documents.

8

          (m) Prior to the Effective Date, the TOUSA Entities and the Transeastern JV Entities shall (i) continue with their on-going efforts to obtain (A) approval of the final plat for the Williams Island project and (B) all development permits and approvals necessary and/or appropriate to the development of the Williams Island project, and (ii) shall keep the Williams Island Owner fully apprised of the status of such efforts. Following the Effective Date, the Williams Island Owner shall be solely responsible for the continuation of such permitting and approval process, however, the TOUSA Entities and the Transeastern JV Entities shall make available to the Williams Island Owner for consultation all employees, agents, engineers, attorneys or other parties which have been involved in the permitting and approval process for the Williams Island project at no cost to the Williams Island Owner. Neither the TOUSA Entities, the Transeastern JV Entities or the Willaims Island Owner shall have any liability or obligation to each other as a consequence of any actions taken or failed to have been taken in connection with such permitting and approval process.
     Section 4. Termination and Release of Agreements and Indemnification.
          (a) Subject to the provisions of Section 2(b) above and Sections 4(b), 4(c), 4(d), 4(e), 4(f), 4(g), 4(h) and 4(i) below, and excepting this Settlement Agreement and the agreements listed on Schedule 5 attached hereto (all of which obligations and agreements shall survive the execution of this Settlement Agreement), on the Effective Date, all agreements between or among (i) the TOUSA Entities and/or the Transeastern JV Entities and (ii) the Falcone Entities, including but not limited to the Williams Island LBA and those agreements identified and listed on Schedule 3 attached hereto and incorporated herein, shall be terminated, it being expressly understood that such termination is effective as of the Effective Date and is subject to EHT’s obligations, if any, under Section 4(b) hereof or to parties other than the Parties to this Agreement. Upon such termination, all rights, obligations, liabilities, matters and issues of any kind or nature whatsoever of any Party to another Party in connection with such agreements, including, but not limited to, liabilities for previous or future site work, any and all permits, licenses or similar approvals not expressly assumed or retained by the TOUSA Entities and/or the Transeastern JV Entities pursuant to this Settlement Agreement or the agreements listed on Schedule 5 hereto, and any and all financing arrangements, including bonds and letters of credit, shall be deemed fully released; provided, however, notwithstanding this Section 4(a) or any other provisions of this Settlement Agreement, that certain Warranty Administration Agreement, dated as of August 1, 2005, between EHT and certain of the Falcone Entities shall remain in full force and effect, without modification. For the avoidance of doubt, that certain Master Cable Services Agreement, dated January 7, 2002 (the “Cable Services Agreement”), between Transeastern Properties and Century, as assigned to and assumed by EHT, shall be terminated as to any projects which may hereafter be developed or constructed by EHT or its successors for which services are not presently being provided by Century and no party shall have any further obligation thereunder with regard to such future projects. Notwithstanding the foregoing, the Master Cable Services Agreement shall remain in full force and effect with regard to the projects in which Century is presently providing services (including future phases of such projects), together with the individual project cable services agreements for such projects listed on Schedule 6 attached hereto which shall also remain in full force and effect with respect to the projects which are the subject of such agreements. Century shall be obligated to indemnify and hold harmless EHT from and against any and all claims asserted against EHT by any

9

customers of Century resulting from deficiencies in the provision of cable, internet, and other services pursuant to the provisions of such individual project cable services agreements.
          (b) Nothing in this Settlement Agreement shall release or discharge EHT from its obligations, if any, for Assumed Liabilities (as such term is defined in, and as specified in Section 2.3 of, the Asset Purchase Agreement) owed to any party other than the Parties to this Settlement Agreement. For the avoidance of doubt, nothing in this Section 4(b) or in Section 2.3(i) of the Asset Purchase Agreement shall amend, modify, or otherwise affect: (i) the termination or extinguishment of any right, interest, agreement, claim or obligation as between or among any Parties to this Settlement Agreement, as contained elsewhere in this Settlement Agreement; (ii) any release, waiver, or indemnity set forth elsewhere in this Settlement Agreement, including the releases set forth in Section 7 and Section 8 of this Settlement Agreement; (iii) the terms of this Agreement or other agreements relating to the Land Bank Agreements listed on Schedule 3 (the “Walkaway Land Bank Agreements”); (iv) the Land Bank Agreements terminated prior to the purchase by EHT of property thereunder, which Land Bank Agreements are listed on Schedule 8 hereto (the “Previously Terminated Land Bank Agreements”); (v) the Williams Island LBA terminated pursuant to this Settlement Agreement; or (vi) any other agreement between or among the Parties contained in this Settlement Agreement. For the further avoidance of doubt, the Parties obligations under the Cable Services Agreement as of the Effective Date are subject to the terms of this Settlement Agreement pertaining to the Cable Services Agreement. Subject to Section 31 hereof, the Transeastern JV Entities and the TOUSA Entities shall continue to indemnify and hold harmless the Falcone Entities to the extent specifically set forth in Section 11.2(a)(iii) of the Asset Purchase Agreement. The Falcone Entities shall provide notice of indemnification claims arising under this Section 4(b) in accordance with the notice procedures set forth in Section 11.3 of the Asset Purchase Agreement.
          (c) The Falcone Entities shall indemnify and hold harmless the Transeastern JV Entities and the TOUSA Entities from any actions, claims or liabilities asserted by Century Marketing International, LLC for any and all losses, liabilities, costs and other expenses incurred as a result of or arising directly or indirectly out of, or in connection with that certain Sales and Marketing Agreement between EHT and Century Marketing International LLC dated August 1, 2005, other than willful misconduct and/or gross negligence of the Transeastern JV Entities and the TOUSA Entities.
          (d) It is understood and agreed that as of the Effective Date, the TOUSA Entities and the Transeastern JV Entities shall be deemed to waive and release any right, claim, complaint, cause of action or entitlement of any nature whatsoever against the Waterford Landing Community Development District, including, without limitation, the proceeds of any bond anticipation notes or bonds issued by such entity, and against any entity which may receive payment of all or any portion of such proceeds.
          (e) Notwithstanding any provisions to the contrary contained herein, the Parties agree that subsequent to the Effective Date, TOUSA shall indemnify the Falcone Entities which are “Owners” under the Land Bank Agreements listed on Schedule 7 attached hereto on account of third-party claims directly relating to any Surviving Obligations thereunder.

10

          (f) Notwithstanding any provisions to the contrary contained herein, subsequent to the Effective Date, EHT (together with its successors and/or assigns) and the Falcone Entities shall remain liable and obligated for the performance of the tax-related obligations set forth in Section 8.3 of the Asset Purchase Agreement.
          (g) Notwithstanding any provisions to the contrary contained herein, subsequent to the Effective Date, EHT (together with its successors and/or assigns) and the Falcone Entities shall remain obligated to comply with Section 8.4(d) of the Asset Purchase Agreement (relating generally to access to personnel files) and Section 13.6 of the Asset Purchase Agreement (relating generally to access to certain books and records).
          (h) Notwithstanding any provisions to the contrary contained herein, upon the execution of this Settlement Agreement, the TOUSA Entities and the Transeastern JV Entities agree that the Falcone Entities shall no longer be bound by the terms of Section 8.1(a) of the Asset Purchase Agreement, which section shall be terminated and have no further force and effect.
          (i) Within thirty days of the Effective Date, the Transeastern JV Entities shall re-commence development of the Live Oak II project in order to complete the various subdivision improvements and obtain approvals from the Southwest Florida Water Management District as required by Hillsborough County as a condition to the issuance of certificates of occupancy or use for commercial and/or retail property originally included within the Live Oak Preserve PUD. The Transeastern JV Entities shall diligently continue such development activities in order to achieve the timely completion of such improvements. In the event that Hillsborough County shall refuse to issue certificates of occupancy or use for any commercial or retail space originally located within the Live Oak Preserve PUD as a result of the failure of the Transeastern JV Entities to complete such development activities, the Transeastern JV Entities shall, solely to the extent required by Hillsborough County as a condition to the issuance of certificates of occupancy or use, post a bond or other form of financial security with Hillsborough County to secure the timely completion of such improvements.
     Section 5. Cummer Development Projects.
          (a) Prior to the date hereof, that certain Option and Development Agreement between Nickmatdan Landbank, LLC and Transeastern Properties, dated as of May 31, 2005, as assigned to and assumed by EHT, and any related agreements, including without limitation the Cooperation Agreement among South Jacksonville Properties, LLC, BF South Jacksonville Properties, LLC, Nickmatdan Landbank, LLC, EHT, TOUSA Homes and CW Twin Creeks, LLC, dated August 1, 2005, and all modifications thereto, that concern that certain development project known as “Cummer” (the “Cummer Development Project”) have been terminated as to each respective party and the Parties have executed a certain Settlement and Release Agreement dated March 30, 2007. The Parties hereby acknowledge and confirm that such Settlement and Release Agreement shall not apply or be effective with regard to any obligations or agreements which may arise from the consummation of the proposed transaction contemplated by Section 5(b) below.

11

          (b) Notwithstanding anything contained herein, the TOUSA Entities and the Falcone Entities agree to work towards an agreement by June 20, 2007, pursuant to which the TOUSA Entities would purchase the properties associated with the Cummer Development Project from the Falcone Entities after the Effective Date; provided, however, such purchase is subject to entering into agreements, and the TOUSA entities obtaining third-party financing for not less than 90% of the purchase price, in each case satisfactory to the TOUSA Entities in their sole discretion. It is understood that the purchase price for the Cummer Development Project properties is contemplated to be $90 million. In the event an agreement for the purchase of the properties associated with Cummer Development Project is not entered into by June 20, 2007, the TOUSA Entities shall have no further obligation under this Section 5(b) and the settlement and release agreement referenced in Section 5(a) shall remain in full force and effect.
     Section 6. On-Going Obligations of the Parties and Indemnification. The following obligations of the Parties (the “Post Effective Date Obligations”) shall survive the Effective Date, notwithstanding the provisions of this Settlement Agreement, including, without limitation, Section 4 hereof:
          (a) On or before the Effective Date, the Falcone Entities shall replace the surety bonds and letters of credit that are in existence as of the date hereof (and any replacements or renewals of those bonds and letters of credit in the same amounts) with respect to the Diamond Sands project as identified and listed on Schedule 4(a) hereto and incorporated herein. The agreement of certain of the Falcone Entities to replace existing surety bonds or letters of credit in connection with the properties (other than the Williams Island Property) subject of the Walkaway Land Bank Agreements (which surety bonds or letters of credit are listed on Schedule 4(b) hereto) pursuant to (i) that certain Settlement and Release Agreement, dated March 30, 2007, by and among Oak Creek Landbank, LLC, Westwood Berkshire Landbank, LLC, and EHT and (ii) that certain Settlement and Release Agreement, dated March 30, 2007, by and among Nickmatdan Landbank, LLC, EHT, TOUSA and TOUSA Homes, shall remain in full force and effect (together the “Walkaway Settlement and Release Agreements”).
          (b) The Parties shall undertake any transfers and assignments necessary to consummate the transactions set forth in this Settlement Agreement, including but not limited to the transfer and assignment of (i) any and all permits, approvals, licenses, pending applications, or other governmental documentation, (ii) title or interest in any existing or future common area property, wetland areas, recreation areas, roadways, or drainage parcels, and (iii) title or interest in any and all other property intended for development, drainage, irrigation or water management. It is understood and agreed that such transfers and assignment shall be consummated at no additional costs to the transferor or assignor, except for sums required to complete any corrective action which (i) may be required by the governmental agency having jurisdiction over such permit or development approval as a condition to the transfer or assignment thereof, and (ii) such transferor or assignor is obligated to perform under the various agreements existing between the Parties prior to the date hereof, which such obligations shall survive the Effective Date. It is also understood and agreed that no such assignment or transfer shall be consummated prior to the Effective Date, that the documents necessary and/or appropriate to the effectuation of such transfer or assignment shall be executed prior to the Effective Date and that the parties shall use commercially reasonable efforts to cooperate after the Effective Date to provide any further documentation required by the respective

12

governmental authorities having jurisdiciton over the transfer or assignment of such permits for the approval of such transfer or assignment, provided that all such matters shall be undertaken at no additional costs to the transferor or assignor other than (i) immaterial out of pocket transfer costs, (ii) the costs and expenses of the transferor’s or assignor’s own advisors, including legal counsel, and (iii) corrective actions which a transferor or assignor is obligated to perform, as set forth in this Section 6(b) .
          (c) Each Party shall cause its respective representatives to resign from any homeowners association or the board of a Community Development District that is related to a property that is being transferred to another Party pursuant to this Settlement Agreement.
          (d) Notwithstanding anything to the contrary contained herein, EHT re-acknowledges and confirms that it will pay all property taxes that accrued during the 2006 tax year with respect to the real properties subject to the Walkaway Land Bank Agreements (other than the Williams Island Property, for which such 2006 taxes already have been paid) on or before the Effective Date, as agreed by EHT pursuant to that certain extension letter, dated March 30, 2007, by and between EHT and the Owners under the Walkaway Land Bank Agreements, among others, which is incorporated herein by reference.
     Section 7. Release of the Falcone Entities by the TOUSA Entities and the Transeastern JV Entities.
          (a) As of the Effective Date, except with respect to the obligations expressly contained in this Settlement Agreement and those agreements identified on Schedule 5 attached hereto, and those obligations reserved by the respective Parties in this Settlement Agreement or excepted herefrom, each of the TOUSA Entities and each of the Transeastern JV Entities, and each of their respective directors, officers, managers, members, agents, employees, partners, stockholders, attorneys, legal representatives, financial advisors, subsidiaries, successors, assigns, and other affiliates hereby release each of the Falcone Entities, and each of their respective directors, officers, managers, members, agents, employees, partners, stockholders, attorneys, legal representatives, financial advisors, subsidiaries, successors, assigns, and other affiliates from any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, indemnification claims, any claims acquired as a result of subrogation or assignment, and issues of any kind or nature whatsoever, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, including but not limited to all liabilities, claims, and obligations arising out of or in connection with (v) the Carve-Out Guaranties, (w) the Asset Purchase Agreement, (x) the TE/TOUSA Operating Agreement (y) that certain Option and Development Agreement by and between Kendall Land Development, LLC and EHT, dated as of August 31, 2004, as amended and all documents related to the property subject to such agreement and (z) the Land Bank Agreements (except as set forth herein to the contrary).
          (b) Notwithstanding anything to the contrary in this Settlement Agreement or otherwise, the releases contained herein shall not affect in any way any defenses of the TOUSA Entities or the Transeastern JV Entities to claims, rights or actions of the Falcone Entities arising on account of the circumstances set forth in Section 8(b) of this Settlement Agreement.

13

     Section 8. Release of the TOUSA Entities and the Transeastern JV Entities by the Falcone Entities.
          (a) As of the Effective Date, except with respect to the obligations expressly contained in this Settlement Agreement and those agreements identified on Schedule 5 attached hereto, and those obligations reserved by the respective Parties in this Settlement Agreement or excepted herefrom, each of the Falcone Entities, and each of their directors, officers, managers, members, agents, employees, partners, stockholders, attorneys, legal representatives, financial advisors, subsidiaries, successors, assigns, and other affiliates hereby releases each of the TOUSA Entities and each of the Transeastern JV Entities and each of their respective directors, officers, managers, members, agents, employees, partners, stockholders, attorneys, legal representatives, financial advisors, subsidiaries, successors, assigns, and other affiliates, from any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, indemnification claims, any claims acquired as a result of subrogation or assignment, and issues of any kind or nature whatsoever, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, including but not limited to all liabilities, claims, and other obligations arising out of or in connection with (v) the Carve-Out Guarantees, (w) the Asset Purchase Agreement, (x) the TE/TOUSA Operating Agreement (y) that certain Option and Development Agreement by and between Kendall Land Development, LLC and EHT, dated as of August 31, 2004, as amended and all documents related to the property subject to such agreement and (z) the Land Bank Agreements (except as set forth herein to the contrary). The foregoing provision notwithstanding, nothing contained in this Settlement Agreement is intended nor shall the same be deemed to operate to in any fashion impair, discharge or release the obligation of Kendall Land Development, LLC, its successors and/or assigns (including without limitation any of the TOUSA Entities or the Transeastern JV Entities) for the payment of the sums evidenced by that certain Promissory Note dated August 31, 2004 in the original principal amount of $12,240,222.84, as secured by that certain Mortgage dated August 31, 2004 and recorded at Official Records Book 22645, Page 2464 of the Public Records of Miami-Dade County, Florida.
          (b) Notwithstanding anything to the contrary in this Settlement Agreement or otherwise, the releases contained herein shall not affect in any way any claims, rights or actions the Falcone Entities have against the TOUSA Entities if a shareholder or creditor of the TOUSA Entities (whether derivatively or otherwise) commences or asserts any claim, complaint, action or proceeding against a Falcone Entity relating to any action or inaction constituting actual fraud, actual bad faith, criminal or other intentional or willful misconduct.
     Section 9. Representations and Warranties. Each of the Parties severally represents and warrants to each of the other Parties that the following statements are true and correct as of the date hereof:
          (a) Power and Authority. It has all requisite power and authority to enter into this Settlement Agreement and to carry out the actions contemplated by, and perform its respective obligations under, this Settlement Agreement.

14

          (b) Authorization. The execution and delivery of this Settlement Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.
          (c) No Conflicts. The execution, delivery and performance by it of this Settlement Agreement do not and shall not: (A) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational documents); or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws (or other organizational documents).
          (d) Governmental Consents. The execution, delivery and performance by it of this Settlement Agreement do not and shall not require any registration or filing with, consent or approval of, notice to or other action with, or by, any Federal, state or other governmental authority or regulatory body, except: (A) such filings as may be necessary and/or required by the Securities and Exchange Commission and applicable state securities or “blue sky” laws; and (B) in the case of the Transeastern JV Entities, other registrations, filings, consents, approvals, notices or other actions that are reasonably necessary to maintain permits, licenses, qualifications and governmental approvals to carry on the businesses of the Transeastern JV Entities.
          (e) Proceedings. No litigation or proceeding before any court, arbitrator or administrative or governmental body is pending against it that would adversely affect its ability to enter into this Settlement Agreement or perform its obligations hereunder.
     Section 10. No Waiver of Participation and Reservation of Rights. This Settlement Agreement is part of a proposed settlement of disputes among the Parties. Except as expressly provided in this Settlement Agreement, nothing herein is intended to, does, or shall be deemed in any manner to waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its respective rights, remedies and interests, including without limitation and without limiting the foregoing sentence in any way, if the actions contemplated by this Settlement Agreement are not consummated, if a Termination Event (as defined below) occurs or if this Settlement Agreement is otherwise terminated for any reason, the Parties each fully reserve any and all rights, remedies and interests.
     Section 11. Conditions Precedent to the Effective Date. Notwithstanding anything contained herein, it is understood and agreed that this Settlement Agreement, and the Parties’ obligations hereunder, shall be effective on the date (the “Effective Date”) that all of the conditions contained in this Section 11 (the “Closing Conditions”) are satisfied:
          (a) TOUSA Closing Conditions:
               (1) The TOUSA Entities shall have executed and consummated a global settlement with 100% of the Senior Lenders and the Administrative Agent for such Senior Lenders providing for the release and discharge of claims in any way relating to the Senior Debt, including, without limitation, all liabilities under the Carve-Out Guarantees and the Completion Guarantees;

15

               (2) the TOUSA Entities shall have executed and consummated a global settlement with 100% of the Senior Mezz Lenders and the Administrative Agent for such Senior Mezz Lenders providing for the release and discharge of claims in any way relating to the Senior Mezz Debt, including, without limitation, all liabilities under the Carve-Out Guarantees and the Completion Guarantees;
               (3) the TOUSA Entities shall have executed and consummated a global settlement with 100% of the Junior Mezz Lenders and the Administrative Agent for such Junior Mezz Lenders providing for the release and discharge of claims in any way relating to the Junior Mezz Debt, including, without limitation, all liabilities under the Carve-Out Guarantees and the Completion Guarantees;
               (4) The Falcone Entities will have delivered all necessary assignments of government permits issued to the Falcone Entities or previously assigned to Falcone Entities;
               (5) The Falcone Entities shall have executed and delivered all plats, easements, and deeds necessary for the use and development of the Acquired Land Bank Properties, as reasonably requested by the TOUSA Entities;
               (6) The Falcone Entities shall have made all closing deliveries under Section 2(a) hereof;
               (7) The Falcone Entities, the Transeastern JV Entities and the TOUSA Entities shall have developed a cooperative plan for the recreation area located adjacent to that certain site owned by the Falcone Entities, reserved for the building of an apartment complex and in proximity to that certain project to be developed pursuant to the Option and Development Agreement by and between Independence Land Development LLC and EHT, dated May 31, 2005, and executed an agreement for implementing such plan;
               (8) The Falcone Entities, individually and collectively, shall have obtained a full release of all completion guarantees and environmental indemnities issued by EHT to the Residential Funding Corporation in connection with (i) that certain Option and Development Agreement by and between Oak Creek Landbank, LLC and Transeastern Properties, dated as of May 16, 2005, as assigned to and assumed by EHT, and (ii) that certain Option and Development Agreement by and between Westwood Berkshire Landbank, LLC and Transeastern Properties, dated as of May 16, 2005, as assigned to and assumed by EHT;
               (9) The Falcone Entities shall have performed all actions and made all deliveries contemplated by Section 2(a), Section 5 and Section 6 of this Settlement Agreement; and
               (10) Falcone/Ritchie shall have confirmed its withdrawal as a “Member” (as defined in the TE/TOUSA Operating Agreement) and shall have notified TE/TOUSA of such withdrawal in writing;
provided, however, the determination of whether the Closing Conditions of this Section 11(a) have been satisfied shall be within the reasonable discretion of the TOUSA Entities, and any Closing Condition in this Section 11(a) may be waived by the TOUSA

16

Entities in their sole discretion.
          (b) Falcone Closing Conditions:
               (1) The Falcone Entities shall have executed and consummated a global settlement with 100% of the Senior Lenders and the Administrative Agent for such Senior Lenders providing for the release and discharge of claims in any way relating to the Senior Debt, including, without limitation, all liabilities under the Carve-Out Guarantees;
               (2) the Falcone Entities shall have executed and consummated a global settlement with 100% of the Senior Mezz Lenders and the Administrative Agent for such Senior Mezz Lenders providing for the release and discharge of claims in any way relating to the Senior Mezz Debt, including, without limitation, all liabilities under the Carve-Out Guarantees;
               (3) the Falcone Entities shall have executed and consummated a global settlement with 100% of the Junior Mezz Lenders and the Administrative Agent for such Junior Mezz Lenders providing for the release and discharge of claims in any way relating to the Junior Mezz Debt, including, without limitation, all liabilities under the Carve-Out Guarantees;
               (4) EHT shall have made the Takedown Payments (including closing costs), the Option Payments and the closing deliveries under Section 2(a) hereof;
               (5) EHT shall have either have returned to the Falcone Entities that certain Letter of Credit No. SM214983W, dated July 27, 2005, issued by Wachovia Bank in favor of EHT, which was provided to EHT pursuant to the provisions of the Asset Purchase Agreement, or provided an affidavit of loss and indemnity to Wachovia Bank and the Falcone Entities in connection with such Letter of Credit;
               (6) CIT (on behalf of the Senior Lenders) shall have executed and delivered to Williams Island Owner the Acknowledgement of Termination of Option Relating to Property (Williams Island);
               (7) EHT shall have delivered to Williams Island Owner all documents necessary to effectuate the termination of the Option and Development Agreement (Williams Island), dated October 13, 2004 and the Construction Agreement, dated October 13, 2004; and
               (8) EHT will have delivered all necessary assignments of government permits issued to EHT or previously assigned to EHT;
provided, however, the determination of whether the Closing Conditions in this Section 11(b) have been satisfied shall be within the reasonable discretion of the Falcone Entities, and any Closing Condition in this Section 11(b) may be waived by the Falcone Entities in their sole discretion.
          (c) EHT Closing Condition. The TOUSA Entities shall have executed and consummated a global settlement with 100% of the Senior Lenders and the Administrative Agent for such Senior Lenders providing for the release and discharge of claims in any way relating to

17

the Senior Debt, including, without limitation, all liabilities under the Carve-Out Guarantees and the Completion Guarantees, provided, however, that determination of whether the Closing Condition of this Section 11(c) has been satisfied shall be within the reasonable discretion of EHT; provided further, that the Closing Condition in this Section 11(c) may be waived by EHT with the consent of the Senior Lenders and the Administrative Agent for such Senior Lenders.
     Section 12. Termination. Prior to the Effective Date, this Settlement Agreement shall immediately terminate upon the occurrence of any of the following events (provided however, that such termination of the Settlement Agreement shall not restrict the Parties’ rights and remedies for any prior breach of the Settlement Agreement by any Party):
          (a) written notice by any Party to the other Parties of the termination of the financing commitment letter issued to TOUSA, Inc. by Citibank Global Markets, Inc. and certain of its affiliates (collectively, “Citibank”), dated May 15, 2007 (the “Commitment Letter”); provided, however, notwithstanding anything contained herein, this Settlement Agreement shall not terminate if within ten days after the receipt of such notice of termination of the Commitment Letter, the TOUSA Entities reinstate or obtain a replacement commitment for the Commitment Letter;
          (b) written notice by either (i) the Falcone Entities to the TOUSA Entities and the Transeastern JV Entities, or (ii) the TOUSA Entities and the Transeastern JV Entities to the Falcone Entities of the non-occurrence of the Effective Date by no later than June 30, 2007 (the “Closing Date”); provided, however, TOUSA shall have the unilateral right to extend the Closing Date until July 16, 2007, by issuance of a notice representing in good faith that such an extension is necessary to achieve a closing of the transactions contemplated under this Agreement, and so long as (i) the TOUSA Entities and/or the Transeastern JV Entities have paid all monthly option payments due under the Acquired Land Bank Agreements and the Williams Island LBA for the period ending on June 30, 2007, and (ii) this Settlement Agreement has not terminated pursuant to Section 12(a);
          (c) with respect to any of the Transeastern JV Entities, the filing of a voluntary petition in bankruptcy or the admission of an inability to pay its or their debts as they become due, in any document or in any pleading filed in any court;
          (d) the commencement of any action, lawsuit, or proceeding against any of the Falcone Entities by any of the TOUSA Entities and/or the Transeastern JV Entities;
          (e) the commencement of any action, lawsuit, or proceeding against any of TOUSA Entities and/or the Transeastern JV Entities by any of the Falcone Entities;
          (f) the occurence of a public sale of all or substantially all of EHT’s assets or its equity interests;
          (g) the commencement by CIT or Deutsche Bank of any action, lawsuit or proceeding against any of the Falcone Entities;

18

          (h) the occurence of a private or public foreclosure sale by or at the direction of CIT or Deutsche Bank with respect to the direct or indirect equity interests in EHT;
          (i) the filing of an involuntary petition in bankruptcy by any of the Senior Lenders, the Senior Mezz Lenders, or the Junior Mezz Lenders against any of the Transeastern JV Entities, which has not been dismissed by the Effective Date; and
          (j) the filing of an involuntary petition in bankruptcy by any party (other than a Party to this Settlement Agreement) against any of the Transeastern JV Entities, which has not been dismissed either (i) within 10 calendar days from the date on which such petition was filed, or (ii) if the involuntary petition is contested, within 20 calendar days from the date on which such petition was filed.
     Section 13. Effect of Termination. In the event this Settlement Agreement terminates pursuant to Section 12 (the “Termination”), this Settlement Agreement shall terminate as to all Parties; provided, however, the termination of the provisions of Section 8.1(a) of the Asset Purchase Agreement and the release of the Falcone Entities from any liability in connection with such Section 8.1(a) shall not be affected by Termination of this Settlement Agreement. Upon a Termination, the obligations of each of the Parties hereunder, including (for the avoidance of doubt) the releases in Sections 7 and Section 8 and the tax rights and obligations in Section 1 of this Settlement Agreement, shall be null and void and be of no further force and effect as of the date of the signing of this Settlement Agreement, provided however, that no such termination shall relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such Termination.
     Section 14. Governing Law; Jurisdiction. This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of the State of New York. By its execution and delivery of this Settlement Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Settlement Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in a federal court of competent jurisdiction in the United States District Court for the Southern District Florida. By execution and delivery of this Settlement Agreement, each of the Parties hereto hereby irrevocably accepts and submits to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding.
     Section 15. Notices. All demands, notices, requests, consents and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier service, messenger, facsimile or, if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, and shall be deemed to have been duly given or made: (a) upon delivery, if delivered personally or by courier service or messenger, in each case with record of receipt; (b) upon transmission with confirmed delivery, if sent by facsimile or telecopy; or (c) when received after being sent by certified or registered mail, postage pre-paid, return receipt requested, to the following addresses or such other addresses as may be furnished hereafter by notice in writing, to the following Parties:

19

If to the TOUSA Entities:

Attn: Antonio B. Mon
Attn: Paul Berkowitz
TOUSA, Inc.
4000 Hollywood Boulevard
Suite 500N
Hollywood, FL 33021
Facsimile: 954-364-4010

with copies to:

Attn: Paul M. Basta
Kirkland & Ellis, LLP
153 E. 53rd Street
New York, NY 10022-4611
Facsimile: 212-446-4900

If to the Transeastern JV Entities:

Attn: Sorana L. Georgescu
Transeastern
400 Hollywood Boulevard
Suite 500-N
Hollywood, FL 33021
Facsimile: 954-364-4010

with copies to:

Attn: James L. Patton, Jr.
Young Conaway Stargatt & Taylor
The Brandywine Building
100 West Street
17th Floor
P.O. Box 391
Wilmington, DE 19899
Facsimile: 302-571-1253

If to the Falcone Entities:

Attn: Arthur J. Falcone
Attn: Anthony L. Morrison, Esq
1951 N.W. 19th Street
Suite 200
Boca Raton, FL 33431
Facsimile: 561-961-1261

20

with copies to: Attn: Marcia L. Goldstein Attn: Lori R. Fife Weil Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Facsimile: 212-310-8007
     Section 16. Entire Agreement. This Settlement Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.
     Section 17. Headings. The headings of the paragraphs and subparagraphs of this Settlement Agreement are inserted for convenience only and shall not affect the interpretation hereof.
     Section 18. Successors and Assigns. This Settlement Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors and assigns; provided however, nothing contained in this paragraph shall be deemed to permit sales, assignments or transfers that would otherwise not be in accordance this Settlement Agreement.
     Section 19. Covenant Not to Assign. Except with respect to the EHT Sale described in Section 1(e) above, the Parties hereby agree that no Party may assign, directly or indirectly, all or part of its rights or obligations under this Settlement Agreement without the prior written consent of each Party, which consent shall not be unreasonably withheld or delayed.
     Section 20. Specific Performance. Each Party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Settlement Agreement will cause the other Parties to sustain damages for which such other Parties would not have an adequate remedy at law for money damages and, therefore, each Party hereto agrees that, in the event of any such breach, such other parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such parties may be entitled at law or in equity.
     Section 21. Several, Not Joint, Obligations. The agreements, representations and obligations of the Parties under this Settlement Agreement are, in all respects, several and not joint.
     Section 22. Remedies Cumulative. All rights, powers and remedies provided under this Settlement Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
     Section 23. No Waiver. The failure of any Party hereto to exercise any right, power or remedy provided under this Settlement Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other

21

Party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.
     Section 24. Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Settlement Agreement. Delivery of an executed signature page of this Settlement Agreement by facsimile or email shall be as effective as delivery of a manually executed signature page of this Settlement Agreement.
     Section 25. Severability. Any provision of this Settlement Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction and any such prohibited or unenforceable provision shall be deemed reformed and construed so that it will be valid, legal and enforceable and not prohibited to the maximum extent permitted by applicable law.
     Section 26. Third-Party Beneficiaries. Unless expressly stated herein, this Settlement Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third party beneficiary hereof.
     Section 27. No Solicitation.
     (a) This Settlement Agreement is not intended to be, and each signatory to this Settlement Agreement acknowledges that, this Settlement Agreement is not, whether for the purposes of section 1125 and 1126 of the Bankruptcy Code or otherwise, a solicitation for the acceptance or rejection of a plan of reorganization for any of the Companies.
     (b) This Settlement Agreement is not an offer with respect to any securities and such offers or solicitation, if necessary, to effectuate the Restructuring, will be made only in compliance with all applicable securities laws.
     Section 28. Settlement Discussions. This Settlement Agreement and the Restructuring are part of a proposed settlement of a dispute among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Settlement Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Settlement Agreement.
     Section 29. Consideration. It is hereby acknowledged by the Parties hereto that, other than the agreements, covenants, representations and warranties set forth herein, no consideration shall be due or paid to any Party for its entry into this Settlement Agreement.
     Section 30. Receipt of Adequate Information; Representation by Counsel. Each Party acknowledges that it has received adequate information to enter into this Settlement Agreement and that it has been represented by counsel

22

in connection with this Settlement Agreement and the transactions contemplated by this Settlement Agreement. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Settlement Agreement against such party shall have no application and is expressly waived. The provisions of the Settlement Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.
     Section 31. Indemnification Rights.
          (a) The Parties acknowledge and agree that any indemnification right, claim, or action contained in this Settlement Agreement is subject to, and shall be asserted and brought in accordance with, the terms and conditions of Section 11.3 and Section 11.5 of the Asset Purchase Agreement. Solely for purposes of this Section 31 of the Settlement Agreement, the terms “Agreement” and “hereunder” in Section 11.3 and Section 11.5 of the Asset Purchase Agreement shall mean this Settlement Agreement and references to parties to the Asset Purchase Agreement shall mean the Parties hereto. For the avoidance of doubt, for purposes of this Section 31, the provisions contained in Section 11.3 of the Asset Purchase Agreement relating to or referencing Section 11.1(c) of the Asset Purchase Agreement shall not apply.
          (b) In calculating any liability, loss, judgment, cost, expense or obligation, including attorneys’ fees, on account of an indemnification claim under this Settlement Agreement, there shall be deducted from such amounts any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer).
     Section 32. Time of the Essence. Time is of the essence with respect to all provisions of this Settlement Agreement that specify a time for performance.
[Signature Pages Follow]

23

     IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Settlement Agreement as of the date first above written.

TOUSA, INC.
By:	/s/ Paul Berkowitz
	Name:	Paul Berkowitz
	Title:	Excecutive Vice President and Chief of Staff

TOUSA, LLC
By:	/s/ Paul Berkowitz
	Name:	Paul Berkowitz
	Title:	Excecutive Vice President

TOUSA HOMES, L.P.
By:	/s/ Paul Berkowitz
	Name:	Paul Berkowitz
	Title:	Excecutive Vice President

TOI, LLC
By:	/s/ Paul Berkowitz
	Name:	Paul Berkowitz
	Title:	Excecutive Vice President

     IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Settlement Agreement as of the date first above written.

TE/TOUSA, LLC
By:	/s/ Sorana Georgescu
	Name:	Sorana Georgescu
	Title:	Secretary

TE/TOUSA MEZZANINE TWO, LLC
By:	/s/ Sorana Georgescu
	Name:	Sorana Georgescu
	Title:	Secretary

TE/TOUSA MEZZANINE, LLC
By:	/s/ Sorana Georgescu
	Name:	Sorana Georgescu
	Title:	Secretary

TE/TOUSA SENIOR, LLC
By:	/s/ Sorana Georgescu
	Name:	Sorana Georgescu
	Title:	Secretary

EH/TRANSEASTERN, LLC
By:	/s/ Sorana Georgescu
	Name:	Sorana Georgescu
	Title:	Vice President and Secretary

     IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Settlement Agreement as of the date first above written.

FALCONE/TEP HOLDINGS, LLC f/k/a/ FALCONE/RITCHIE LLC
By:	/s/ Arthur J. Falcone
	Name:	Arthur J. Falcone
Title:

TEP HOLDINGS, INC., f/k/a TRANSEASTERN PROPERTIES INC
By:	/s/ Arthur J. Falcone
	Name:	Arthur J. Falcone
Title:

ARTHUR J. FALCONE
By:	/s/ Arthur J. Falcone
	Name:	Arthur J. Falcone

EDWARD W. FALCONE
By:	/s/ Edward W. Falcone
	Name:	Edward W. Falcone

BAYSHORE 65 LANDBANK, LLC, a Florida limited liability company
By:	/s/ Robert Falcone
Robert Falcone, Manager

BAYSHORE 65 PARTNERS, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

BF SOUTH JACKSONVILLE PROPERTIES, LLC, a Florida limited liability company
By:	/s/ Robert J. Falcone
Robert J. Falcone, Manager

BIGWATER PARTNERS, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Managing Member

BRONSON DRI PARTNERS, LLC, a Florida limited liability company
By:	Falcon Land & Development, LLC, a Florida
limited liability company, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

BRUCE B. DOWNS PARTNERS, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Managing Member

CARROLL DYER LANDBANK, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

CENTURY COMMUNICATIONS OF FLORIDA, INC., a Florida corporation
By:	/s/ Robert Falcone
Robert Falcone, President

CENTURY MARKETING INTERNATIONAL, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

COLONIAL CROSSING ASSOCIATES, LLC a Florida limited liability company
By:	N.B.D. Development, Inc., a Florida corporation,
Manager

By:	/s/ John T. Kinsey
John T. Kinsey, President

CORAL LAKES LANDBANK, LLC, a Florida limited liability company
By:	N.B.D. Development, Inc., a Florida corporation,
Manager

By:	/s/ John T. Kinsey
John T. Kinsey, President

FALCON 95 PARTNERS, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

FALCON FT. PIERCE ORANGE, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

FALCON FUNDING, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

FALCON LAND & DEVELOPMENT, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

FALCON VILLAGE CENTER PARTNERS, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

FORT PIERCE ORANGE AVENUE LANDBANK, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

HELLER 301 LANDBANK, LLC, a Florida limited liability company
By:	/s/ Robert Falcone
Robert Falcone, Manager

HELLER 301 PARTNERS INVESTORS, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

INDEPENDENCE LAND DEVELOPMENT, LLC, a Florida limited liability company
By:	/s/ Anthony Ciabattoni
Anthony Ciabattoni, Sole Member

INDEPENDENCE LAND DEVELOPMENT 23, LLC, a Florida limited liability company
By:	/s/ Anthony Ciabattoni
Anthony Ciabattoni, Manager

JACKSONVILLE WEST 95 PARTNERS, LLC, a Florida limited liability company
By:	Falcon 95 Partners, LLC, a Florida limited liability company, Sole Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

KENDALL POINTE LAND DEVELOPMENT, LLC, a Florida limited liability company
By:	/s/ Robert J. Falcone
Robert J. Falcone, as Trustee of the Robert J. Falcone Revocable Living Trust Dated 9/193, Sole Member

LIVE OAK DEVELOPMENT I, LLC, a Florida limited liability company
By:	TEP Homes, Inc., a Florida corporation,
Sole Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, President

LIVE OAK DEVELOPMENT II, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation,
Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

LIVE OAK LANDBANK 2, LLC, a Florida limited liability company
By:	/s/ Robert J. Falcone
Robert J. Falcone, as Trustee of the
Robert J. Falcone Revocable Living Trust Dated 9/1/93, Sole Member

MOSS PARK LANDCO, LLC, a Florida limited liability company
By:	/s/ Robert J. Falcone
Robert J. Falcone, Sole Member

NICKMATDAN LANDBANK, LLC, a Florida limited liability company
By:	/s/ Robert J. Falcone
Robert J. Falcone, Manager

NORTH CAPE DEVELOPMENT ASSOCIATES I, LLC, a Florida limited liability company
By:	/s/ John Evasius
John Evasius, Manager

NORTH CAPE DEVELOPMENT ASSOCIATES II, LLC, a Florida limited liability company
By:	/s/ John Evasius
John Evasius, Manager

NORTH CAPE DEVELOPMENT ASSOCIATES III, LLC, a Florida limited liability company
By:	/s/ John Evasius
John Evasius, Manager

NORTH CAPE HOLDINGS, LLC, a Florida limited liability company
By:	N.B.D. Development, Inc., a Florida
corporation, its Managing Member

By:	/s/ John T. Kinsey
John T. Kinsey, President

OAKCREEK LANDBANK, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

LTK TRANS01, LLC, a Florida limited liability company
By:	/s/ Marc Roberts
Marc Roberts, Vice President

R&F 44 JACKSONVILLE LLC, a Florida limited liability company
By:	Jacksonville 44 LLC, a Florida limited liability
Company, Managing Member

By:	MR 44 Jacksonville LLC, a Florida limited
liability company, Managing Member

By:	Legend Investments II, LLC, a
Florida limited liability company,
Sole Member

By:	/s/ Marc Roberts
Marc Roberts, Managing Member

SERVICES MANAGEMENT, LLC, a Florida limited liability company
By:	/s/ Neil Eisner
Neil Eisner, Manager

SOUTH JACKSONVILLE PROPERTIES, LLC, a Florida limited liability company
By:	South Jacksonville Properties
Mezz, LLC, a Florida limited liability company, its Sole Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

TAMPA BAY LANDCO II, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

WESTWOOD BERKSHIRE LANDBANK, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

WESTWOOD 1191 ASSOCIATES, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

WI 825 PARTNERS, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

825 INVESTMENTS, LLC, a Florida limited liability company
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Manager

TEP OF TRADITION, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation,
Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEPSR7, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation,
Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP ANTHONY GROVES, INC., a Florida corporation
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, President

TEP BAYSHORE, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation,
Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP BRONSON, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP CORAL LAKES, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP CYPRESS LANDING, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation,
Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP DANIEL’S LANDING, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation,
Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP HAMMOCKS, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida
corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP HELLER, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP HOMES, INC., a Florida corporation
By:	/s/ Arthur J. Falcone
Arthur J. Falcone, President

TEP INDEPENDENCE, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP JONATHAN’S BAY, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP KENDALL POINTE, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP LAGUNA LAKES, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP LEGACY PARK, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP OAK CREEK, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP OAK CREEK II, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP OLYMPIA POINTE, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP SAVANNAH, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP TRADITION, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP VERSAILLES, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP VICTORIA DUVAL, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP VILLA CAPRI AT METROWEST, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP VIZCAYA, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP WESTON RESERVE, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

TEP YOUNG PINES, LLC, a Florida limited liability company
By:	TEP Holdings, Inc., a Florida corporation, Managing Member

By:	/s/ Arthur J. Falcone
Arthur J. Falcone, Chief Executive Officer

Schedule 1
ADDITIONAL FALCONE ENTITIES

1.	Bayshore 65 Landbank, LLC

2.	BF South Jacksonville Properties LLC

3.	Bigwater Partners, LLC

4.	Bruce B. Downs Partners, LLC

5.	Century Communications of Florida, Inc.

6.	Century Marketing International, LLC

7.	Colonial Crossing Associates, LLC

8.	Coral Lakes Landbank, LLC

9.	Falcon Ft. Pierce Orange, LLC

10.	Falcon Funding, LLC

11.	Falcon Land & Development, LLC

12.	Falcone Village Center Partners, LLC

13.	Heller 301 Partners Investors, LLC

14.	Independence Land Development 23, LLC

15.	Independence Land Development, LLC

16.	Live Oak Development I, LLC

17.	Live Oak Development II, LLC

18.	Live Oak Landbank 2, LLC

19.	Moss Park Landco, LLC

20.	Nickmatden Landbank, LLC

21.	North Cape Development Association I, LLC

22.	North Cape Development Association II, LLC

23.	North Cape Development Association III, LLC

24.	Oak Creek Landbank LLC

25.	R&F 44 Jacksonville, LLC

26.	Services Management, LLC

27.	Tampa Bay Landco II, LLC

28.	Heller 301 Landbank, LLC

29.	TEP of Tradition, LLC

30.	TEPSR7, LLC

31.	TEP Anthony Groves, Inc.

32.	TEP Bayshore, LLC
33.	TEP Bronson, LLC

34.	TEP Coral Lakes, LLC

35.	TEP Cypress Landing, LLC

36.	TEP Daniel’s Landing, LLC

37.	TEP Hammocks, LLC

38.	TEP Heller, LLC

39.	TEP Homes, INC

40.	TEP Independence, LLC

41.	TEP Jonathan’s Bay, LLC

42.	TEP Kendall Pointe, LLC

43.	TEP Laguna Lakes, LLC

44.	TEP Legacy Park, LLC

45.	TEP Oak Creek II, LLC

46.	TEP Oak Creek, LLC

47.	TEP Olympia Pointe, LLC

48.	TEP Savannah, LLC

49.	TEP Tradition, LLC

50.	TEP Versailles, LLC

51.	TEP Victoria Duval, LLC

52.	TEP Villa Capri at Metrowest, LLC

53.	TEP Vizcaya, LLC

54.	TEP Weston Reserve, LLC

55.	TEP Young Pines, LLC

56.	Westwood Berkshire Landbank, LLC

57.	WI 825 Partners, LLC

58.	825 Investments, LLC

59.	LTK Trans01, LLC

60.	Bayshore 65 Partners, LLC

61.	Fort Pierce Orange Avenue Landbank, LLC

62.	Kendall Pointe Land Development, LLC

63.	South Jacksonville Properties, LLC

64.	Jacksonville West 95 Partners, LLC

65.	North Cape Holdings, LLC

66.	Westwood 1191 Associates, LLC

67.	Falcon 95 Partners, LLC

68.	Carroll Dyer Landbank, LLC

69.	Bronson DRI Partners, LLC

Schedule 2
THE TAKEDOWN LAND BANK PROJECTS

Project	Land Bank Agreement	Takedown Payment
Live Oak	Option and Development Agreement by and between Live Oak Landbank 2, LLC and EH/Transeastern, LLC, as successor in interest to Live Oak Development II, LLC, dated January 12, 2005.	$13,504,645.00

Independence	Option and Development Agreement by and between Independence Land Development 23, LLC and EH/Transeastern, LLC, as successor in interest to Transeastern Independence, LLC, dated May 31, 2005.	$35,982,294.00

Schedule 3
TERMINATED AGREEMENTS — Walkaway Land Bank Agreements

Project	Land Bank Agreement
Cummer 1044	Option and Development Agreement by and between Nickmatdan Landbank, LLC and EH/Transeastern, LLC, as successor in interest to Transeastern Properties, Inc., dated May 31, 2005.

Oak Creek	Option and Development Agreement by and between Oak Creek Landbank, LLC, and EH/Transeastern, LLC, as successor in interest to Transeastern Properties, Inc., dated May 16, 2005.

Westwood	Option and Development Agreement by and between Westwood Berkshire Landbank, LLC, and EH/Transeastern, LLC, as successor in interest to Transeastern Properties, Inc., dated May 16, 2005.

Williams Island	Option and Development Agreement by and between WI 825 Partners, LLC, and EH/Transeastern, LLC, as successor in interest to Transeastern Properties, Inc., dated October 13, 2004

Schedule 4(a)
SURETY BONDS AND LETTERS OF CREDIT TO BE REPLACED
Surety Bonds

Bond #	Bond Amount	Effective Date	Expiration Date	Bank / Issuer	Beneficiary	Description	Original Bond Amount
1010067	$1,478,959.00	8/30/2006	8/30/2007	Lexon	St. Lucie County	C St. Lucie — Hutchinson Island 45, Inc. — Diamond Sands	$1,478,959.00

Schedule 4(b)
SURETY BONDS AND LETTERS OF CREDIT TO BE REPLACED
Surety Bonds

Bond #	Bond Amount	Effective Date	Expiration Date	Bank / Issuer	Beneficiary	Description	Original Bond Amount
5021598	$338,940.28	04/18/06	04/18/07	Bond Safeguard	St. Johns River Water Management District	St. Johns Water River Mgt Dist, FL-Twin Creeks-mitigation	$338,940.28
5021599	$502,432.21	04/18/06	04/18/07	Bond Safeguard	St. Johns River Water Management District	St. Johns River Water Mgt Dist, FL-Cummer West CR 210 imprv	$502,432.21

5021700	$475,418.00	05/15/06	05/15/07	Bond Safeguard	S.W. Florida Land 411, LLC	SW FL Land 411, LLC-Oak Creek-access rd, utilities-$622,505.4 0/Red $475,418	$475,418.00
5019706	$414,261.65	10/24/06	10/24/07	Bond Safeguard	Westwood, LLC	Westwood, LLC - Waterford Landing - construction of Spine Rd	$414,261.65

1016879	$2,250,858.01	03/16/06	03/16/08	Lexon	City of Fort Myers	Ft Myers, FL-Waterford Landing-infrastructu re, paving- $1,604,935.70/Incr $2,250,858	$2,250,858.01

1016880	$2,598,928.20	03/16/06	03/16/08	Lexon	City of Fort Myers	C of Ft Myers, FL - Waterford Landing - infrastructure, water system	$2,598,928.20

1016881	$2,665,955.60	03/16/06	03/16/08	Lexon	City of Fort Myers	C of Ft Myers, FL-Waterford Landing - infrastructure, storm sewer system	$2,665,955.60

1016882	$3,223,123.20	03/16/06	03/16/08	Lexon	City of Fort Myers	C of Ft Myers,FL-Waterford Landing-infrastructu re, sanitary sewer system	$3,223,123.20

1016883	$4,118,228.40	03/16/06	03/16/08	Lexon	City of Fort Myers	C of Ft Myers, FL-Waterford Landing - infrastructure, clearing & grading	$4,118,228.40

Schedule 5
Non-Terminated Agreements
1.	Extension Letter between EH/Transeastern, LLC and certain Owners under the Land Bank Agreements, dated October 17, 2006.

2.	Extension Letter between EH/Transeastern, LLC and certain Owners under the Land Bank Agreements, dated December 15, 2006.

3.	Extension Letter between EH/Transeastern, LLC and certain Owners under the Land Bank Agreements, dated February 1, 2007.

4.	Extension Letter between EH/Transeastern, LLC and certain Owners under the Land Bank Agreements, dated March 2, 2007.

5.	Extension Letter between EH/Transeastern, LLC and certain Owners under the Land Bank Agreements, dated March 18, 2007.

6.	Extension Letter between EH/Transeastern, LLC and certain Owners under the Land Bank Agreements, dated March 30, 2007.

7.	Extension Letter between EH/Transeastern, LLC and certain Owners under the Land Bank Agreements, dated May 17, 2007.

8.	Extension Letter between EH/Transeastern, LLC and certain Owners under the Land Bank Agreements, dated May 25, 2007.

9.	Indemnification Agreement dated December 15, 2006 by and between Bruce B. Downs Partners, LLC; Coral Lakes Landbank, LLC; Tampa Bay Landco, LLC; Colonial Crossing Associates, LLC; Moss Park Landco, LLC and Technical Olympic, U.S.A.

10.	Escrow Letter dated December 15, 2006 by and between EH/Transeastern, LLC, Coral Lakes Landbank, LLC, North Cape Development Associates II, LLC, and North Cape Development Associates III, LLC

11.	Assignment and Assumption of Jacaranda Blvd. Roadway Improvement Agreement dated December 15, 2006 by and among North Cape Development Associates I, LLC; North Cape Development Associates II, LLC; North Cape Development Associates III, LLC; North Cape Holdings, LLC; North Cape Warehouse Associates, LLC and EH/Transeastern, LLC

12.	Settlement and Release Agreement, dated March 30, 2007, by and among Oak Creek Landbank, LLC, Westwood Berkshire Landbank, LLC, and EH/Transeastern, LLC.

13.	Settlement and Release Agreement, dated March 30, 2007, by and among Nickmatdan Landbank, LLC, EH/Transeastern, LLC, Technical Olympic USA Inc. and TOUSA Homes, Inc.

14.	Warranty Administration Agreement, dated August 1, 2005, by and between EH/Transeastern, LLC, Transeastern Properties, Inc., Live Oak Development I, LLC, Live Oak Development II, LLC, Services Management, LLC, TEP of Tradition, LLC, TEPSR7, LLC, Transeastern Anthony Groves, Inc., Transeastern Bayshore, LLC, Transeastern Bronson, LLC, Transeastern Coral Lakes, LLC, Transeastern Cypress Landing, LLC, Transeastern Daniel’s Landing, LLC, Transeastern Hammocks, LLC, Transeastern Heller, LLC, Transeastern Homes, Inc., Transeastern Independence, LLC, Transeastern Jonathan’s Bay, LLC, Transeastern Kendall Pointe, LLC, Transeastern Laguna Lakes, LLC, Transeastern Legacy Park, LLC, Transeastern Oak Creek, LLC, Transeastern Oak Creek II, LLC, Transeastern Olympia Pointe, LLC, Transeastern Tradition, LLC, Transeastern Versailles, LLC, Transeastern Victoria Duval, LLC, Transeastern Villa Capri at Metrowest, LLC, Transeastern Viscaya, LLC, Transeastern Weston Reserve, LLC, and Transeastern Young Pines, LLC.

15.	Easements, interests, entitlements or other rights of any nature existing under recorded plats, recorded declarations of condominium, recorded declarations of covenants, easements and other restrictions (or similar documents) for any of the communities which are the subject of the Land Bank Agreements and the Previously Terminated Landbank Agreements

Schedule 6
Individual Cable Services Agreements
1.	Agreement, dated March 1, 2004, by and between Century Coral Lakes LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Coral Lakes, LLC) and Coral Lakes Association, Inc.

2.	Agreement, dated January 15, 2003, by and between Century Daniel’s Landing, LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Properties, Inc.) and Daniel’s Landing Association, Inc.

3.	Agreement and the Addendum thereto, each dated May 15, 2003, by and between Century Cypress Landing, LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Cypress Landing, LLC) and Cypress Landing Association, Inc.

4.	Agreement, dated March 1, 2004, by and between Century Independence LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Independence, LLC) and Independence Asociation, Inc.

5.	Agreement, dated January 31, 2005, by and between Century Jonathan’s Bay, LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Jonathan’s Bay, LLC) and Jonathan’s Bay Association, Inc.

6.	Agreement, dated January 31, 2005, by and between Century Kendall Pointe, LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Kendall Pointe, LLC) and Kendall Pointe Homeowners Association, Inc.

7.	Agreement, dated January 15, 2003, by and between Century Laguna Lakes, LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Laguna Lakes, LLC) and Laguna Lakes Association, Inc.

8.	Agreement, dated May 15, 2003, by and between Century Live Oak Preserve, LLC, EH/Transeastern, LLC (as successor in interest to Live Oak Development 1, LLC and Live Oak Development 2, LLC), and Live Oak Preserve Association, Inc.

9.	Agreement, dated January 31, 2005, by and between Century Olympia Pointe, LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Olympia Pointe, LLC) and Olympia Pointe Homeowners Association, Inc.

10.	Agreement, dated January 31, 2005, by and between Century Savannah Pines, LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Savannah Pines, LLC) and Savannah Pines Condominium, Inc.

11.	Agreement, dated January 31, 2005, by and between Century Hammocks, LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Hammocks, LLC) and The Hammocks Master Association, Inc.

12.	Agreement, dated July 15, 2002, by and between Century Versailles, LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Properties, Inc.) and Versailles at Wellington Homeowners Association, Inc.

13.	Agreement, dated January 31, 2005, by and between Century Victoria Pines Landings, LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Young Pines, LLC) and Victoria Community Association, Inc.

14.	Agreement, dated January 31, 2005, by and between Century Victoria Pointe Preserve, LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Victoria Duval, LLC) and Victoria Pointe Reserve Homeowners’ Association, Inc.

15.	Agreement, dated July 15, 2002, by and between Century Victoria Grove, LLC, EH/Transeastern, LLC (as successor in interest to Transeastern Properties, Inc.) and Victoria Grove Homeowners’ Association, Inc.

2

Schedule 7
Surviving Land Bank Agreements
1.	Option and Development Agreement, dated November 12, 2004, by and between Coral Lakes Landbank, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.

2.	Option and Development Agreement, dated October 29, 2004, by and between Landco Investments, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC (Coral Lakes Phase I).

3.	Option and Development Agreement, dated June 21, 2004, by and between Colonial Crossing Associates, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.

4.	Option and Development Agreement, dated June 28, 2004, between Bruce B. Downs Partners, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.

5.	Option and Development Agreement, dated April 8, 2004, between Moss Park Landco, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.

6.	Option and Development Agreement-TBGT 567, dated July 1, 2004, by and between Tampa Bay Landco II, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.

7.	Option and Development Agreement-Phase I, dated August 2, 2004, by and between Independence Land Development, LLC and Transeastern Independence, LLC, as amended and as assigned to and assumed by EH/Transeastern, LLC.

8.	Option and Development Agreement, dated May 16, 2005, by and between Kendall Pointe Land Development, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.

Schedule 8
Previously Terminated Land Bank Agreements
1.	Option and Development Agreement, dated May 15, 2005, by and between Bayshore 65 Landbank, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.

2.	Option and Development Agreement, dated May 31, 2005, by and between Caroll Dyer Landbank, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.

3.	Option and Development Agreement, dated May 16, 2005, by and between Fort Pierce Orange Avenue Landbank, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.

4.	Option and Development Agreement, dated May 31, 2005, by and between Heller 201 Landbank, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.

5.	Option and Development Agreement, dated May 31, 2005, by and between LTK TRANS01, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.

6.	Purchase and Sale Agreement, dated May 6, 2005, by and between BF South Jacksonville Properties, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.

7.	Purchase and Sale Agreement, dated May 30, 2005, by and between Falcon Village Center Partners, LLC and Transeastern Properties, Inc., as amended and as assigned to and assumed by EH/Transeastern, LLC.